10F-3 REPORT

	              SMITH BARNEY INVESTMENT FUNDS INC.
                      SMITH BARNEY SMALL CAP VALUE FUND

	            September 1, 2004 through March 31, 2005




			   Issuer Name : TODCO-Class A
		            Trade Date : 9/15/04
	                Selling Dealer : Morgan Stanley
                Total Shares Purchased : 175,000
	                Purchase Price : $15.75
	            % Received by Fund : 1.122%
	                % of Issue (1) : 1.923% (A)
	                  Issue Amount : 15,600,000

(1) Represents purchases by affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(A)  Includes purchases of 125,000 by other Smith Barney Mutual Funds.

                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : TODCO-Class A
                            Trade Date : 9/15/04
                 Joint/Lead Manager(s) : Citigroup
                                         Morgan Stanley
                         Co-Manager(s) : Goldman Sachs & Co
                                         UBS
                         Selling Group : AG Edwards & Sons Inc
					 Johnson Rice & Co LLC
					 Natexis Bleichroeder
					 Sanders Morris Harris




			   Issuer Name : TODCO-Class A
		            Trade Date : 12/16/04
	                Selling Dealer : Morgan Stanley
                Total Shares Purchased : 205,500
	                Purchase Price : $18.00
	            % Received by Fund : 1.581%
	                % of Issue (1) : 3.462%
	Other Participant Accounts (2) : 244,500
                      Issue Amount (2) : 13,000,000
     	  Total Received All Funds (2) : 450,000

(1) Represents purchases by affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : TODCO-Class A
                            Trade Date : 12/16/04
                 Joint/Lead Manager(s) : Citigroup
                                         Morgan Stanley
                         Co-Manager(s) : Goldman Sachs & Co
                         Selling Group : N/A